Exhibit 5.1

August 6, 2014

Westmoreland Coal Company

9540 South Maroon Circle, Suite22

Englewood, Colorado 80112

Ladies and Gentlemen:

We have acted as special counsel to Westmoreland Coal Company, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 filed by the Company with the Commission on August 6, 2014 (the “Registration Statement”), relating to the registration of the offer by the Company and Westmoreland Partners, a Virginia partnership and an indirect wholly owned subsidiary of the Company (the “Partnership” and together with the Company, the “Co-Issuers”), to exchange up to $425,000,000 aggregate principal amount of the Co-Issuers’ 10.75% Senior Secured Notes due 2018 registered under the Securities Act (the “New Notes”) for the Co-Issuers’ existing 10.75% Senior Secured Notes due 2018 (the “Old Notes”). The New Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by certain direct and indirect subsidiaries of the Company set forth on Schedule 1 hereto (collectively, the “Guarantors”). The New Notes will be issued under an Indenture, dated as of February 4, 2011, as supplemented by the Supplemental Indenture, dated as of January 31, 2012, the Second Supplemental Indenture dated as of February 3, 2014, the Third Supplemental Indenture dated as of April 28, 2014, the Fourth Supplemental Indenture, dated as of April 28, 2014 and the Fifth Supplemental Indenture, dated as of July 31, 2014 (the “Indenture”), by and among the Company and the Partnership, as co-issuers of the Old Notes and New Notes, the Guarantors, and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”). At your request, this opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act for filing as an exhibit to the Registration Statement.

In connection with rendering this opinion, we have examined originals or copies of (1) the Registration Statement, including the form of the prospectus included therein, (2) the Indenture, including the forms of the notes and the Guarantees to be endorsed on the New Notes, attached as exhibits thereto, (3) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement, and (4) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied upon certificates of officers of the Company, the Guarantors organized under the laws of the states of Delaware and Montana (the “Delaware and Montana Guarantors”), and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness (without verification) of all statements of fact contained therein. We have also assumed, with your approval, that (a) the Indenture has been duly authorized, executed and delivered by all parties thereto other than the Co-Issuers, the Delaware and Montana Guarantors, and is the valid and legally binding obligation of the Trustee, (b) the New Notes and the Guarantees will conform to the form thereof attached as an Exhibit to the Indenture, (c) each Guarantor not incorporated or organized in Delaware or Montana (each, a “Foreign Guarantor”) is validly existing and in good standing under the laws of its jurisdiction of organization, (d) that each Foreign Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees, (e) the execution, delivery and performance of the Indenture and the Guarantees by the Foreign Guarantors have been duly authorized by all necessary action and do not violate the articles of incorporation and by-laws or other applicable organizational documents of the Foreign Guarantors or the laws of their respective jurisdictions of organization, (f) no event has occurred or will occur that would cause the release of the Exchange Note Guarantee by any Guarantor under the terms of the Indenture, and (g) the due execution and delivery of the Indenture and the Guarantees by the Foreign Guarantors under the laws of their respective jurisdictions of organization.

August 6, 2014 Page 2

In connection with this opinion, we have assumed that the New Notes will be issued in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Based on the foregoing, and subject to the limitations, exceptions, assumptions and qualifications set forth herein, we are of the opinion that when (a) the Registration Statement becomes effective under the Securities Act, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the New Notes have been exchanged for Old Notes in the manner described in the Registration Statement, including the prospectus included therein, and (d) the New Notes and the Guarantees to be endorsed on the New Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (i) the New Notes will constitute valid and binding obligations of the Company and the Partnership, respectively, enforceable against the Company and the Partnership in accordance with their terms and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (a) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ right s generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.

We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indenture (including the New Notes and the Guarantees) that (i) purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) may have the effect of discouraging or preventing a change in control of the Company, in each case to the extent otherwise contrary to public policy, (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities laws or (c) the effect of usury laws.

The foregoing opinions are based on and are limited to the contract laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Montana Business Corporation Act, and the relevant federal law of the United States of America, and we render no opinion with respect to any other laws or the laws of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. Further, we are not licensed to practice in the jurisdictions of formation or incorporation of the Guarantors (other than those incorporated in Montana, in which state we are licensed to practice law). These jurisdictions include the Commonwealth of Virginia, Alberta, Canada, Quebec, Canada, Saskatchewan, Canada and The Netherlands (the “Foreign Jurisdictions”). We have made no investigation of, and do not express or imply an opinion on, the laws of the Foreign Jurisdictions. Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the law of the State of Virginia, we have relied upon the opinion of Williams Mullen, Clark & Dobbins, (ii) the law of the province of Quebec, Canada, we have relied upon the opinion of Stikeman Elliot LLP, (iii) the law of the province of Alberta, Canada, we have relied upon the opinion of Gowling Lafleur Henderson LLP, (iv) the law of the province of Saskatchewan, Canada, we have relied upon the opinion of Macpherson Leslie & Tyerman LLP, and (v) the law of the Netherlands, we have relied upon the opinion Buren N.V, each of which are dated as of the date hereof and being filed along with the Registration Statement. We express no opinion herein with respect to the matters addressed in such legal opinions, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Holland & Hart LLP

Schedule 1

to

Opinion of Holland & Hart LLP

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization
Coal Valley Resources Inc.	Alberta
Dakota Westmoreland Corporation	Delaware
Poplar River Coal Mining Partnership	Saskatchewan
Prairie Coal Ltd.	Saskatchewan
Prairie Mines and Royalty ULC	Alberta
Texas Westmoreland Coal Co.	Montana
WCC Holding B.V.	Netherlands
WCC Land Holding Company, Inc.	Delaware
WEI—Roanoke Valley, Inc.	Delaware
Western Energy Company	Montana
Westmoreland Canada LLC	Delaware
Westmoreland Canada Holdings Inc.	Alberta
Westmoreland Canadian Investments L.P.	Quebec
Westmoreland Coal Sales Company, Inc.	Delaware
Westmoreland Energy LLC	Delaware
Westmoreland Energy Services, Inc.	Delaware
Westmoreland Kemmerer, Inc.	Delaware
Westmoreland Mining LLC	Delaware
Westmoreland—North Carolina Power, L.L.C.	Virginia
Westmoreland Partners	Virginia
Westmoreland Power, Inc.	Delaware
Westmoreland Prairie Resources Inc.	Alberta
Westmoreland Resources, Inc.	Delaware
Westmoreland—Roanoke Valley, L.P.	Delaware
Westmoreland Savage Corporation	Delaware
Willowvan Mining Ltd.	Saskatchewan
WRI Partners, Inc.	Delaware